UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 25, 2019 (January 24, 2019)

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08038	04-2648081
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(Address of principal executive offices and Zip Code)

713-651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Effective January 25, 2019, C. Christopher Gaut resigned his position as (a) a member of the Board of Directors (the “Board”) of Key Energy Services, Inc. (the “Company”), (b) a member of the Company’s Audit Committee and (c) Lead Director of the independent directors of the Board. His resignation from the Board was not because of any disagreement with the Company. Effective January 25, 2019, Steven Pruett, a member of the Company’s Board and Audit Committee, was appointed Lead Director of the independent directors of the Board.

Item 5.08    Shareholder Director Nominations.

The Company has fixed May 1, 2019 as the date for the 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”) and the close of business on March 4, 2019 as the record date for determining the holders of common shares of beneficial interest entitled to receive notice of and to vote at the 2019 Annual Meeting and any adjournment or postponement thereof.

The Company will file with the Securities and Exchange Commission (“SEC”) and deliver to shareholders definitive proxy materials containing additional information about the 2019 Annual Meeting. The Company has established the close of business on February 4, 2019 as the new deadline for the receipt of any shareholder proposal intended to be included in the Company’s proxy statement and form of proxy for the 2019 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, which the Company has determined to be a reasonable time before it expects to begin to print and send proxy materials for the 2019 Annual Meeting. Such proposals must also otherwise be in compliance with the requirements set forth in the Company’s bylaws and the SEC’s proxy rules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: January 25, 2019	By:	/s/ Katherine I. Hargis

Katherine I. Hargis
Senior Vice President, General Counsel & Corporate Secretary